Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-37284) pertaining to the USA Interactive Retirement Savings Plan—Networks of our report dated June 10, 2004, with respect to the financial statements of the USA Interactive Retirement Savings Plan—Networks included in this Annual Report (Form 11-K) for the period from January 1, 2003 to August 1, 2003.

/s/ Ernst & Young LLP

New York, New York
June 10, 2004